Consent of Independent Registered Public Accounting Firm

The Board of Trustees

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds):

We consent to the use of our report, dated May 15, 2019, on the financial statements of Oppenheimer Municipal Fund as of March 31, 2019, incorporated by reference herein, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

Denver, Colorado

September 3, 2020